EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Anne H. Lloyd Senior Vice President, Chief Financial Officer, and Treasurer (919) 783-4660 www.martinmarietta.com
MARTIN MARIETTA MATERIALS, INC.
ANNOUNCES RECORD FIRST-QUARTER EARNINGS OF $0.66 PER SHARE

PRICING AND VOLUME GROWTH LEAD TO IMPROVED MARGINS AND EARNINGS
RALEIGH, North Carolina (May 2, 2006) — Martin Marietta Materials, Inc. (NYSE:MLM), today announced financial results for the first quarter ended March 31, 2006, reporting record net sales, net earnings and earnings per share. Notable items were:
•	Earnings per diluted share of $0.66 compared with $0.15 in the prior-year quarter
•	Net sales of $424 million, up 25% compared with the prior-year quarter
•	Heritage aggregates pricing up 15% and volume up 8.5%
•	Consolidated operating margin up 630 basis points over prior-year quarter
•	Magnesia Specialties operating earnings up 63% over prior-year quarter
•	Repurchased 414,000 shares of common stock for $40 million
Management Commentary
Stephen P. Zelnak, Jr., Chairman and CEO of Martin Marietta Materials, stated, “We were very pleased with our first-quarter results where favorable weather, continued increase in demand, strong pricing and good cost management led to our eleventh consecutive quarter of improved operating margins compared with the prior year’s comparable quarter. Shipments increased in most of the Corporation’s markets with North Carolina, Texas and the Gulf Coast Region experiencing greater than 10% increases in shipment volume. Demand for aggregates products used in road building, commercial construction and residential construction, in selected markets, drove the increase in shipments. Aggregates pricing has increased across all markets. Local market demand/supply and transportation characteristics have led to significant price improvements in many areas. Favorable weather during the quarter, most notably in January and late March, also contributed to the record first-quarter performance.
“The increases in aggregates shipments and pricing, coupled with our focus on cost management, resulted in a 610-basis-point improvement in aggregates operating margin as a percentage of net sales, in spite of the rising costs of diesel fuel, repair and supply parts, and freight costs embedded in the Corporation’s long-haul transportation network. In fact, embedded freight costs per ton increased 22% when compared with the prior year’s first quarter.
“First-quarter results for our Specialty Products segment, which includes the Magnesia Specialties and Structural Composites businesses, were very positive. Magnesia Specialties’ sales grew 24% as a result of improved pricing and volume of dolomitic lime to the steel industry and chemicals products to a variety of end users. Earnings from operations at Magnesia Specialties were $8.2 million compared with $5.1 million in the prior-year period. Specialty Products results for the first quarter included a pretax loss on operations in the Structural Composites business of $1.3 million in 2006 compared with $2.6 million in 2005.
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MLM Reports First-Quarter Results

May 2, 2006
“Selling, general and administrative expenses, as a percentage of net sales for the quarter, declined from 9.4% in 2005 to 8.5% in 2006. The decline in the expense ratio reflects our efforts to leverage our overhead structure and improve administrative efficiency, partially offset by higher incentive compensation costs and the impact of expensing stock options. Total stock-based compensation expense for the quarter was $2.2 million in 2006 compared with $0.8 million in 2005. The initial expensing of stock options increased selling, general and administrative expenses by $1.1 million during the quarter.
“The first quarter included $2.1 million of nonrecurring income from an award in connection with a land condemnation, as reported in other operating income and expenses, net.
“Our strong cash flow positions us well to use excess cash in ways that are beneficial to our shareholders, which may include increasing capital expenditures on high return, internal growth projects, voluntary pension plan contributions, further stock repurchases and increases in the common stock dividend. We continued to repurchase common stock during the quarter by acquiring 414,000 shares at an aggregate cost of $40 million. We also increased our capital investments by $27.2 million compared with the prior-year quarter as we worked on major plant projects that increase capacity and are expected to reduce production costs. Our objective continues to be to increase shareholder returns through the effective utilization of excess cash.
2006 Outlook
“The outlook for the Aggregates business for 2006 is positive. We currently expect aggregates shipments volume to increase 3% to 4% and aggregates pricing to increase 11% to 12.5%. We expect the Aggregates segment operating margin to increase approximately 300 basis points. The Magnesia Specialties business is expected to generate between $30 million and $32 million in pretax earnings. We continue working on our goal of increasing revenues in the Structural Composites business to a level that will support breakeven operations. However, a modest loss from operations is more likely in 2006.
“With this backdrop, we currently expect net earnings per diluted share for the second quarter to range from $1.50 to $1.70 and we are increasing our range for the year to $5.30 to $5.60, inclusive of $0.05 to $0.07 per diluted share for the initial expensing of stock options under FAS 123(R), Share-Based Payment.”
RISKS TO EARNINGS EXPECTATIONS
The level of aggregates demand in the Corporation’s end-use markets, the rate and breadth of aggregates mid-year price increases and the management of the costs of production will affect profitability in the aggregates business. Production cost in the aggregates business is sensitive to the cost of energy, the costs of repair and supply parts and the start-up costs for large-scale plant projects coming on line in 2006. The availability of transportation in the Corporation’s long-haul network, particularly the availability of barges on the Mississippi River system and the availability of rail cars and locomotive power to move trains, affects the Corporation’s ability to efficiently transport material into certain markets, most notably Texas and the Gulf Coast Region. The Magnesia Specialties business is sensitive to changes in natural gas prices and is dependent on the steel industry for its sales of dolomitic lime. The Structural Composites business is a start-up operation and is dependent on the level and timing of military and commercial orders for composite panel products. Earnings for 2006 may be affected by adverse weather patterns, particularly the increase in hurricane activity predicted along the East Coast of the United States. Also, changes in the market price of the Corporation’s common stock will have an impact on the valuation of stock-based compensation awards issued in 2006.
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MLM Reports First-Quarter Results

May 2, 2006
SEGMENT FINANCIAL HIGHLIGHTS
Net sales for the Aggregates division for the first quarter were $383.0 million, a 25% increase over 2005 first-quarter sales of $307.7 million. Aggregates volume at heritage locations was up 8.5% while pricing increased 14.9%. Inclusive of acquisitions and divestitures, aggregates pricing increased 14.7% and aggregates shipments increased 7.9%. The division’s earnings from operations for the quarter were $44.4 million in 2006 versus $17.0 million in the year-earlier period.
Specialty Products’ first-quarter net sales of $41.4 million increased 36% over prior-year net sales of $30.5 million. Earnings from operations for the first quarter were $6.9 million compared with $2.5 million in the year-earlier period.
ACCOUNTING CHANGES
Effective January 1, 2006, the Corporation adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“FAS 123(R)”). The impact of adopting FAS 123(R) reduced diluted earnings per share by $0.01 for the quarter ended March 31, 2006.
Effective January 1, 2006, the Corporation adopted Emerging Issues Task Force Issue 04-06, Accounting for Stripping Costs in the Mining Industry (“EITF 04-06”), which required the write off of capitalized stripping costs as of January 1, 2006. The adoption reduced retained earnings by $4.9 million, which is net of the write off of a $3.2 million related deferred income tax liability.
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CONFERENCE CALL INFORMATION
The Company will host an online Web simulcast of its first-quarter 2006 earnings conference call later today (May 2, 2006). The live broadcast of Martin Marietta Materials’ conference call will begin at 2 p.m. Eastern Time today. An online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events will be available at the Company’s Web site.
For those investors without online web access, the conference call may also be accessed by calling 913-981-5542, confirmation number 4533317.
For more information about Martin Marietta, refer to our Web site at www.martinmarietta.com.
Martin Marietta is the nation’s second largest producer of construction aggregates, a leading producer of magnesia-based chemical products and is developing structural composites products for use in a wide variety of industries.
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MLM Reports First-Quarter Results

May 2, 2006

If you are interested in Martin Marietta Materials, Inc. stock, management recommends that, at a minimum, you read the Corporation’s current annual report and 10-K, 10-Q and 8-K reports to the SEC over the past year. The Corporation’s recent proxy statement for the annual meeting of shareholders also contains important information. These and other materials that have been filed with the SEC are accessible through the Corporation’s Web site at www.martinmarietta.com and are also available at the SEC’s Web site at www.sec.gov. You may also write or call the Corporation’s Corporate Secretary, who will provide copies of such reports.
Investors are cautioned that all statements in this press release that relate to the future involve risks and uncertainties, and are based on assumptions that the Corporation believes in good faith are reasonable but which may be materially different from actual results. Forward-looking statements give the investor our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate only to historical or current facts. They may use words such as “anticipate,” “expect,” “should be,” “believe,” and other words of similar meaning in connection with future events or future operating or financial performance. Any or all of our forward-looking statements here and in other publications may turn out to be wrong.
Factors that the Corporation currently believes could cause actual results to differ materially from the forward-looking statements in this press release include, but are not limited to, levels of infrastructure and commercial construction spending in the markets the Corporation serves; the impact of a decline in the residential construction market, including the affected markets, timing, and severity; interest rate sensitivity of the commercial and residential construction markets; unfavorable weather conditions, particularly the increase in hurricane activity predicted along the east coast of the United States; fuel costs, most notably diesel fuel and natural gas; continued increases in the cost of repair and supply parts; the costs of large-scale plant projects coming on line in 2006; the cost and availability of transportation in the Corporation’s long-haul network, most notably Texas and the Gulf Coast Region; risks related to the Structural Composites being a start-up business, including the successful development and implementation of the technological process and commercialization of strategic products for specific market segments, which is currently focused on military applications; the impact of changes in the market price of the Corporation’s common stock on the valuation of stock-based compensation; and other risk factors listed from time to time found in the Corporation’s filings with the Securities and Exchange Commission. Other factors besides those listed here may also adversely affect the Corporation, and may be material to the Corporation. The Corporation assumes no obligation to update any such forward-looking statements.
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MLM Reports First-Quarter Results

May 2, 2006
MARTIN MARIETTA MATERIALS, INC.
Unaudited Statement of Earnings
(In millions, except per share amounts)

	Three Months Ended
	March 31,
	2006	2005
Net sales	$424.4	$338.2
Freight and delivery revenues	59.6	51.5

Total revenues	484.0	389.7

Cost of sales	340.4	288.5
Freight and delivery costs	59.6	51.5

Cost of revenues	400.0	340.0

Gross profit	84.0	49.7

Selling, general and administrative expenses	36.2	31.8
Research and development	0.2	0.2
Other operating (income) and expenses, net	(3.7)	(1.8)

Earnings from operations	51.3	19.5

Interest expense	10.0	10.8
Other nonoperating (income) and expenses, net	(2.1)	(2.2)

Earnings before taxes on income	43.4	10.9
Income tax expense	13.7	2.3

Earnings from continuing operations	29.7	8.6

Discontinued operations:
Gain (Loss) on discontinued operations, net of related tax expense (benefit) of $0.6 and $(0.7), respectively	1.3	(1.5)

Net Earnings	$31.0	$7.1

Net earnings (loss) per share:
Basic from continuing operations	$0.65	$0.18
Discontinued operations	0.03	(0.03)

	$0.68	$0.15

Diluted from continuing operations	$0.63	$0.18
Discontinued operations	0.03	(0.03)

	$0.66	$0.15

Dividends per common share	$0.23	$0.20

Average number of shares outstanding:
Basic	45.8	47.1

Diluted	46.8	47.7

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MLM Reports First-Quarter Results

May 2, 2006
MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights
(In millions)

	Three Months Ended
	March 31,
	2006	2005
Net sales:
Aggregates	$383.0	$307.7
Specialty Products	41.4	30.5

Total	$424.4	$338.2

Gross profit:
Aggregates	$74.4	$44.3
Specialty Products	9.6	5.4

Total	$84.0	$49.7

Selling, general, and administrative expenses:
Aggregates	$33.4	$29.0
Specialty Products	2.8	2.8

Total	$36.2	$31.8

Other operating (income) and expenses, net:
Aggregates	$(3.4)	$(1.7)
Specialty Products	(0.3)	(0.1)

Total	$(3.7)	$(1.8)

Earnings from operations:
Aggregates	$44.4	$17.0
Specialty Products	6.9	2.5

Total	$51.3	$19.5

Depreciation	$30.7	$31.0
Depletion	0.9	0.9
Amortization	1.1	1.4

	$32.7	$33.3

Earnings Before Interest, Income Taxes, Depreciation, Depletion and Amortization (EBITDA) (1)	$88.0	$52.8

(1)	EBITDA is a widely accepted financial indicator of a company’s ability to service and/or incur indebtedness. EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to net earnings or operating cash flow. For further information on EBITDA, refer to the Corporation’s Web site at www.martinmarietta.com.
A reconciliation of Net Cash Provided by Operating Activities to EBITDA is as follows:

	Three Months Ended
	March 31,
	2006	2005
Net Cash Provided by Operating Activities	$32.5	$30.0

Changes in operating assets and liabilities, net of effects of acquisitions and divestitures	20.1	12.0
Other items, net	11.1	(1.6)
Income tax expense	14.3	1.6
Interest expense	10.0	10.8

EBITDA	$88.0	$52.8

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MLM Reports First-Quarter Results

May 2, 2006
MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data
(In millions)

	March 31,	December 31,	March 31,
	2006	2005	2005
	(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents	$31.2	$76.7	$103.1
Investments	—	25.0	—
Accounts receivable, net	241.6	225.0	220.4
Inventories, net	241.4	222.7	224.9
Other current assets	70.7	52.6	37.1
Property, plant and equipment, net	1,205.5	1,166.4	1,106.7
Other noncurrent assets	56.6	76.9	71.7
Intangible assets, net	588.0	588.0	590.2

Total assets	$2,435.0	$2,433.3	$2,354.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	$0.6	$0.9	$0.9
Other current liabilities	214.9	199.2	197.8
Long-term debt (excluding current maturities)	705.9	709.2	710.3
Other noncurrent liabilities	326.6	350.3	326.5
Shareholders’ equity	1,187.0	1,173.7	1,118.6

Total liabilities and shareholders’ equity	$2,435.0	$2,433.3	$2,354.1

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MLM Reports First-Quarter Results

May 2, 2006
MARTIN MARIETTA MATERIALS, INC.
Unaudited Statement of Cash Flows
(In millions)

	Three Months Ended
	March 31,
	2006	2005
Net earnings	$31.0	$7.1
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation, depletion and amortization	32.7	33.3
Share-based compensation expense	2.2	0.8
Excess tax benefits from share-based compensation	(7.2)	1.8
(Gains) Losses on sales of assets	(2.8)	0.3
Other items, net	(0.9)	(1.7)
Deferred income taxes	(2.4)	0.4
Changes in operating assets and liabilities:
Accounts receivable, net	(16.6)	(0.9)
Inventories, net	(18.8)	(13.1)
Accounts payable	(0.1)	(0.2)
Other assets and liabilities, net	15.4	2.2

Net cash provided by operating activities	32.5	30.0

Investing activities:
Additions to property, plant and equipment	(74.4)	(47.2)
Acquisitions, net	(2.8)	(3.9)
Proceeds from divestitures of assets	18.3	11.7
Proceeds from sale of investments	25.0	—
Railcar construction advances	(17.6)	—

Net cash used for investing activities	(51.5)	(39.4)

Financing activities:
Repayments of long-term debt	(0.3)	(0.4)
Change in bank overdraft	4.0	(1.7)
Dividends paid	(10.6)	(9.4)
Repurchases of common stock	(40.0)	(44.3)
Issuance of common stock	13.2	6.7
Excess tax benefits from share-based compensation	7.2	—

Net cash used for financing activities	(26.5)	(49.1)

Net decrease in cash and cash equivalents	(45.5)	(58.5)
Cash and cash equivalents, beginning of period	76.7	161.6

Cash and cash equivalents, end of period	$31.2	$103.1

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MLM Reports First-Quarter Results

May 2, 2006
MARTIN MARIETTA MATERIALS, INC.
Unaudited Operational Highlights

	Three Months Ended
	March 31, 2006
	Volume	Pricing
Volume/Pricing Variance (1)
Heritage Aggregates Operations (2)	8.5%	14.9%
Aggregates Division (3)	7.9%	14.7%

	Three Months Ended
	March 31,
	2006	2005
Shipments (tons in thousands)
Heritage Aggregates Operations (2)	42,571	39,228
Acquisitions	—	—
Divestitures (4)	18	248

Aggregates Division (3)	42,589	39,476

(1)	Volume/pricing variances reflect the percentage increase from the comparable period in the prior year.

(2)	Heritage Aggregates operations exclude acquisitions that have not been included in prior-year operations for a full year and divestitures.

(3)	Aggregates division includes all acquisitions from the date of acquisition and divestitures through the date of disposal.

(4)	Divestitures include the tons related to divested operations up to the date of divestiture.
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